Exhibit 10.36

Execution Copy

ACKNOWLEDGMENT AND AGREEMENT OF PLEDGOR

The undersigned is a pledgor of investment property to secure indebtedness of Universal Electronics Inc., a Delaware corporation (the “Borrower”), to U.S. Bank National Association, a national banking association (the “Bank”), pursuant to the Pledge Agreement dated as of November 3, 2010 by the undersigned and Enson Assets Limited, a company organized under the laws of the British Virgin Islands in favor of the Bank (the “Pledge Agreement”). The undersigned hereby (i) acknowledges receipt of the First Amendment to Amended and Restated Credit Agreement (the “Amendment”) of even date herewith, between the Borrower and the Bank; (ii) consents to the terms and execution of the Amendment; (iii) reaffirms its obligations to the Bank pursuant to the terms of the Pledge Agreement; and (iv) acknowledges that the Bank may amend, restate, extend, renew or otherwise modify the Credit Agreement, as such term is defined in the Amendment, and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Pledge Agreement.

The party hereto has caused this Acknowledgment and Agreement to be executed as of October 26, 2011.

UEI HONG KONG PRIVATE LIMITED

By:
Name:
Title: